As filed with the Securities and Exchange Commission on May 2, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACTIV EVERGREEN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		88-0927268
(State or Other Jurisdiction of Incorporation or Organization)	1900 W. Field Court Lake Forest, Illinois 60045 Telephone: (800) 879-5067	(I.R.S. Employer Identification No.)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Chandra J. Mitchell

Chief Legal Officer and Corporate Secretary

Pactiv Evergreen Inc.

1900 W. Field Court

Lake Forest, Illinois 60045

Telephone: (847) 482-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Byron B. Rooney
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS OF DEBT SECURITIES

Exact Name of Registrant Guarantor	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address of Registrant Guarantor's Principal Executive Offices
Blue Ridge Paper Products LLC	Delaware	56-2136509	1900 W. Field Court, Lake Forest, IL 60045, United States
Evergreen Packaging International LLC	Delaware	85-3071303	1900 W. Field Court, Lake Forest, IL 60045, United States
Evergreen Packaging LLC	Delaware	27-1086869	1900 W. Field Court, Lake Forest, IL 60045, United States
Fabri-Kal LLC	Delaware	38-1356592	1900 W. Field Court, Lake Forest, IL 60045, United States
Pactiv Europe Services LLC	Delaware	85-1295058	1900 W. Field Court, Lake Forest, IL 60045, United States
Pactiv Evergreen Group Holdings Inc.	Delaware	27-1086869	1900 W. Field Court, Lake Forest, IL 60045, United States
Pactiv Evergreen Group Issuer Inc.	Delaware	27-1086981	1900 W. Field Court, Lake Forest, IL 60045, United States
Pactiv Evergreen Group Issuer LLC	Delaware	27-1086869	1900 W. Field Court, Lake Forest, IL 60045, United States
Pactiv Evergreen Services Inc.	Delaware	27-0147082	1900 W. Field Court, Lake Forest, IL 60045, United States
Pactiv LLC	Delaware	36-2552989	1900 W. Field Court, Lake Forest, IL 60045, United States
Pactiv Packaging Inc.	Delaware	74-3183917	1900 W. Field Court, Lake Forest, IL 60045, United States
PCA West Inc.	Delaware	76-0254972	1900 W. Field Court, Lake Forest, IL 60045, United States
PEI Holdings Company LLC	Delaware	98-1554286	1900 W. Field Court, Lake Forest, IL 60045, United States
Pure Pulp Products LLC	Delaware	26-4482388	1900 W. Field Court, Lake Forest, IL 60045, United States
Reynolds Packaging International LLC	Delaware	85-3138258	1900 W. Field Court, Lake Forest, IL 60045, United States

* Debt securities may be issued and/or guaranteed by one or more of the entities listed above.

PROSPECTUS

Pactiv Evergreen Inc.

$1,000,000,000

Debt Securities

Guarantees of Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Purchase Contracts

Units

Warrants

and

137,979,428 shares of Common Stock offered by the Selling Stockholder

We may, from time to time, offer to sell these securities in one or more offerings, with an aggregate initial offering price of up to $1,000,000,000 (or its equivalent in foreign currencies, currency units or composite currencies).

This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in prospectus supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

In addition, the selling stockholder named in this prospectus may sell in one or more offerings pursuant to this registration statement up to 137,979,428 shares of our common stock from time to time. Information on the selling stockholder and the times and manners in which they may offer and sell shares of our common stock is included under the sections titled “Selling Stockholder” and “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

The debt securities may be issued and/or guaranteed by one or more of Pactiv Evergreen Inc., Blue Ridge Paper Products LLC, Evergreen Packaging International LLC, Evergreen Packaging LLC, Fabri-Kal LLC, Pactiv Europe Services LLC, Pactiv Evergreen Group Holdings Inc., Pactiv Evergreen Group Issuer Inc., Pactiv Evergreen Group Issuer LLC, Pactiv Evergreen Services Inc., Pactiv LLC, Pactiv Packaging Inc., PCA West Inc., PEI Holdings Company LLC, Pure Pulp Products LLC and Reynolds Packaging International LLC. See “Description of Debt Securities and Guarantees—Guarantees.” Whether the debt securities will be guaranteed, and the terms thereof, will be disclosed in a prospectus supplement.

Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “PTVE.”

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated May 2, 2024.

Neither we nor the selling stockholder have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in or incorporated by reference in this prospectus and any related prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

We and the selling stockholder are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we and the selling stockholder may, from time to time, sell in one or more offerings any combination of our securities described in this prospectus, with an aggregate initial offering price of up to $1,000,000,000 (or its equivalent in foreign currencies, currency units or composite currencies).

This prospectus provides you with a general description of the securities that we and the selling stockholder may offer. In addition, under this prospectus, the selling stockholder named herein may offer and sell, from time to time in one or more offerings, up to an aggregate of 137,979,428 shares of our common stock. Each time we and the selling stockholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Pactiv Evergreen Inc.,” the “Company,” “we,” “us” and “our” refer to Pactiv Evergreen Inc. and its consolidated subsidiaries.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. Our common stock is traded on the Nasdaq Stock Market LLC under the symbol “PTVE.”

We also make available, free of charge, on or through our website (www.pactivevergreen.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any information by reference from our website. In addition, you may request copies of these filings at no cost by writing to us at the following address: Pactiv Evergreen Inc., 1900 W. Field Court, Lake Forest, Illinois 60045, or by telephoning us at (847) 482-2000.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents listed below under the heading “Incorporation by Reference” on the SEC’s website listed above.

Incorporation by Reference

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents set forth below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•
our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024;
•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2024 (solely to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023);
•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 2, 2024; and
•
any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) on or after the date of this prospectus and before the termination of any offerings pursuant to this prospectus.

To obtain copies of these filings, see “Where You Can Find More Information.”

Forward-Looking Statements

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, anticipated trends in our business and anticipated growth in the markets served by our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those related to:

•
fluctuations in raw material, energy and freight costs;
•
failure to maintain satisfactory relationships with our major customers;
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the global macroeconomic environment, including inflation, consumer demand, global supply chain challenges and other macroeconomic and geopolitical issues;
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our dependence on suppliers of raw materials and any interruption to our supply of raw materials;
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labor shortages and increased labor costs;
•
our recently-announced Footprint Optimization;
•
the impact of natural disasters, public health crises and catastrophic events outside of our control;
•
our ability to successfully complete acquisitions, divestitures, investments and other similar transactions that we pursue from time to time;
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our ability to realize the benefits of our capital investment, acquisitions, restructuring and other cost savings programs;
•
changes in consumer lifestyle, eating habits, nutritional preferences and health-related, environmental and sustainability concerns;
•
our safety performance;
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competition in the markets in which we operate;
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the impact of our significant debt on our financial condition and ability to operate our business;
•
compliance with, and liabilities related to, applicable laws and regulations;
•
our aspirations and disclosures related to ESG matters; and
•
the ownership of a majority of the voting power of our common stock by our parent company Packaging Finance Limited, which we refer to as PFL, an entity beneficially owned by Mr. Graeme Hart.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.

A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q in the section entitled “Risk Factors,” and as may be included from time to time in our reports filed with the SEC. We caution you that the important factors referenced above may not contain all of the factors that are important to you. For the reasons described above, we caution you against relying on any forward-looking statements, which speak only as of the date they are made.

Our Company

We are a leading manufacturer and distributor of fresh foodservice and food merchandising products and fresh beverage cartons in North America. We produce a broad range of products that protect, package and display fresh food and beverages for consumers who want to eat or drink fresh, prepared or ready-to-eat food and beverages conveniently and with confidence. We supply our products to a broad and diversified mix of companies, including full service restaurants (also referred to as FSRs), quick service restaurants (also referred to as QSRs), foodservice distributors, supermarkets, grocery and healthy eating retailers, other food stores, food and beverage producers and food processors. We operate primarily in North America.

We manufacture and sell products through the following two reportable segments:

•
Foodservice. Our Foodservice segment manufactures a broad range of products that enable consumers to eat and drink where they want and when they want with convenience, including food containers, drinkware (such as hot and cold cups and lids), tableware, serviceware and other products that make eating on-the-go more enjoyable and easy to do. Foodservice’s customer base includes chain restaurants, FSRs, established and emerging QSRs, distributors, institutional foodservice (such as airports, schools and hospitals) and convenience stores.
•
Food and Beverage Merchandising. Our Food and Beverage Merchandising segment manufactures products that protect and attractively display food and beverages while preserving freshness. Food and Beverage Merchandising products include cartons for fresh refrigerated beverage products, primarily serving dairy (including plant-based, organic and specialties), juice and other specialty beverage end-markets, clear rigid-display containers, containers for prepared and ready-to-eat food, trays for meat and poultry and egg cartons. Food and Beverage Merchandising also manufactures and supplies integrated fresh carton systems, which include printed cartons, spouts and filling machinery, and produces fiber-based liquid packaging board for its internal requirements and to sell to other fresh beverage carton manufacturers. Prior to June 2023, it also produced a range of paper-based products which it sold to paper and packaging converters.

We are a corporation incorporated under the laws of the State of Delaware. Our principal executive offices are located at 1900 W. Field Court, Lake Forest, Illinois 60045 and telephone number is (847) 482-2000.

Risk Factors

Investing in our securities involves risks. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K and Part II, Item 1A of each subsequently filed Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. See “Where You Can Find More Information” and “Incorporation by Reference.”

Use of Proceeds

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities for general corporate purposes, including, but not limited to, capital expenditures, working capital, repayment or reduction of indebtedness and the financing of business acquisitions. We may temporarily invest funds that are not immediately needed for these purposes in marketable securities, including short term investments. We will not receive any of the proceeds from the sale of common stock by the selling stockholder.

SELLING stockholder

The following table sets forth information, as of April 30, 2024, with respect to the ownership of shares of our common stock by the selling stockholder listed therein. When we refer to the “selling stockholder” in this prospectus, we mean the person listed in the table below, and its permitted transferees who later come to hold any of the selling stockholder’s interest in the common stock in accordance with the terms of the agreement governing the registration rights applicable to the selling stockholder’s shares of common stock. We will not receive any proceeds from the resale of common stock by the selling stockholder. The following table is based on information provided to us by the selling stockholder as of the date of this prospectus.

We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law and transfer restrictions, as described herein.

The amount and percentage of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

	Shares Beneficially Owned Prior to this Offering			Total Number of Shares Offered Hereby	Shares Beneficially Owned After this Offering
Name of Selling Stockholder	Number		%(1)		Number	%(1)
Packaging Finance Limited	137,979,428	(2)	77%	137,979,428	-	*

(1)
Percentages are based on an aggregate of 179,149,463 shares of our common stock issued and outstanding as of April 30, 2024 and assumes that the selling stockholder will sell all shares of common stock registered pursuant to this prospectus.
(2)
The address of Packaging Finance Limited is c/o Rank Group Limited, Floor 9, 148 Quay Street, Auckland, 1010 New Zealand. Packaging Finance Limited is wholly owned by Mr. Graeme Hart.

Material Relationships with Selling Stockholder

Packaging Finance Limited, which we refer to as PFL, owns, and controls the voting power of, approximately 77% of our outstanding shares of common stock. We entered into a stockholders agreement, which we refer to as the “Stockholders Agreement,” with PFL in connection with our initial public offering in September 2020. The Stockholders Agreement allows PFL to nominate a certain number of directors to our board of directors, or Board, so long as PFL beneficially owns at least 10% of the outstanding shares of our common stock. The Stockholders Agreement also permits PFL to assign at any time its rights thereunder to permitted assigns, which include other entities beneficially owned by Mr. Hart or his estate, heirs, executor, administrator or other personal representative, or any of his immediate family members or any trust, fund or other entity controlled by his estate, heirs, any of his immediate family members or any of their respective affiliates (PFL and all of the foregoing are collectively referred to herein as the “Hart Entities”). The rights afforded to PFL under the Stockholders Agreement are for PFL and its permitted assigns (including one or more Hart Entities) that have agreed to be bound by the terms of the Stockholders Agreement. In addition, for so long as the Hart Entities beneficially own at least 40% of the outstanding shares of our common stock, PFL is entitled to certain consent rights under the Stockholders Agreement, including the right to consent to:

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a change in the size of the Board;
•
the incurrence of indebtedness in excess of $50 million;
•
the issuance of additional shares of equity securities exceeding $50 million in any single issuance or $100 million in the aggregate during any calendar year (other than awards under our equity compensation plans);

•
M&A activity exceeding $50 million in any single transaction or $100 million in the aggregate in any calendar year;
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hiring, terminating or designating a new Chief Executive Officer or Chief Financial Officer; and
•
making a single or series of related capital expenditures in excess of $25 million in any calendar year.

For so long as the Hart Entities beneficially own at least 40% of the outstanding shares of our common stock, PFL is entitled under the Stockholders Agreement to provide investment oversight over our pension plans’ assets and to nominate or remove members of our pension plan investment committee. During this period, we may not appoint or remove members of our pension plan investment committee, nor may we amend or terminate the pension plan committee charter, without the prior written consent of PFL.

We are also party to a registration rights agreement with PFL pursuant to which PFL is entitled to certain registration rights, including the right to demand that we file a registration statement or request that its shares be covered by a registration statement that we are otherwise filing.

For more information on these relationships, please refer to the 2023 Annual Report on Form 10-K, which is incorporated by reference herein.

Description of Debt Securities AND GUARANTEES

We have summarized below general terms and conditions of the debt securities and guarantees covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities and guarantees. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture between us and Wilmington Trust, National Association, as trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Pactiv Evergreen Inc. and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities may be issued and/or guaranteed by one or more of Pactiv Evergreen Inc., Blue Ridge Paper Products LLC, Evergreen Packaging International LLC, Evergreen Packaging LLC, Fabri-Kal LLC, Pactiv Europe Services LLC, Pactiv Evergreen Group Holdings Inc., Pactiv Evergreen Group Issuer Inc., Pactiv Evergreen Group Issuer LLC, Pactiv Evergreen Services Inc., Pactiv LLC, Pactiv Packaging Inc., PCA West Inc., PEI Holdings Company LLC, Pure Pulp Products LLC and Reynolds Packaging International LLC. See “Description of Debt Securities and Guarantees—Guarantees.” Whether the debt securities will be guaranteed, and the terms thereof, will be disclosed in a prospectus supplement.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

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the title of the series;
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the maximum aggregate principal amount, if any, established for debt securities of the series;
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the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;
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whether the debt securities rank as senior debt or subordinated debt and the terms of any subordination;
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the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;
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the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

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the place or places where the principal of and premium, if any, and interest, if any, on any debt securities of the series will be payable and the manner in which any payment may be made;
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the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a Board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;
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our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;
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if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;
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if the amount of principal of or premium, if any, or interest, if any, on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;
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if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest, if any, on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;
•
if the principal of or premium, if any, or interest, if any, on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest, if any, on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);
•
if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;
•
if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);
•
if other than by a Board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;
•
if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•
any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;
•
any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;
•
if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;
•
whether the debt securities of the series will be guaranteed by any persons and, if so, the terms of the guarantees and the identities of the guarantors and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;
•
whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;
•
if a trustee other than Wilmington Trust, National Association is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee;
•
any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder); and
•
the CUSIP and/or ISIN number(s) of the debt securities of the series.

Guarantees

Guarantees may be issued from time to time in connection with debt securities. This description does not contain all of the information that you may find useful. The particular terms of the guarantees of debt securities and related agreements will be described in the prospectus supplement relating to those debt securities to be guaranteed.

Each of the guarantors will fully and unconditionally guarantee, jointly and severally, the due and punctual payment of principal of, and any premium and interest on, the debt securities, and the due and punctual payment of any sinking fund payments, when the same shall become due and payable, whether at maturity, by declaration of acceleration, by call for redemption or otherwise.

Each guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable guarantor without rendering the guarantee, as it relates to such guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest, if any, on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities unless otherwise specified in the applicable prospectus supplement. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and accrued and unpaid interest, if any, to but excluding the redemption date, on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest, if any, on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest, if any, on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

All amounts in respect of principal of and premium, if any, or interest, if any, on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Covenants

The applicable prospectus supplement will set forth any covenants that will apply to each series of debt securities to be issued.

Events of Default

The applicable prospectus supplement will set forth any events of default that will apply to each series of debt securities to be issued.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC, which are referred to as participants, and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, if an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest, if any, in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the debt securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)
DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;
(2)
we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to that effect; or
(3)
an event of default with respect to the debt securities has occurred and is continuing.

These certificated debt securities will be registered in the name or names as DTC instructs the trustee. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as Clearstream, or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as Euroclear, in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Wilmington Trust, National Association is the trustee under the indenture. As of the date of this prospectus, the corporate trust office of the trustee is located at Global Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402; Attention: Pactiv Evergreen Inc. Administrator.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time, but if the trustee acquires any conflicting interest it must eliminate that conflict upon the occurrence of an event of default, or else resign.

Description of Capital Stock

The following description of our capital stock is a summary and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, which we refer to as our Charter, and Amended and Restated Bylaws, which we refer to as our Bylaws, each as amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

Authorized Capital Stock

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.001 per share, and 200,000,000 shares of preferred stock, par value $0.001 per share. All outstanding shares of our capital stock are fully paid and non-assessable.

Description of Common Stock

Voting rights. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders, including the election of directors. Our common stock does not have cumulative voting rights.

Dividend rights. Holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors, or Board, out of funds legally available therefor, subject to preferences that may be applicable to any outstanding shares of preferred stock.

Liquidation rights. Subject to any preferential rights of outstanding shares of preferred stock, holders of our common stock will share ratably in all assets legally available for distribution to our stockholders after the payment of our debts and other liabilities in the event of our dissolution, liquidation or winding up.

Other rights. Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. Our Charter contains no restrictions on the alienability of the common stock. There are no provisions discriminating against any existing or prospective holder of the common stock as a result of such holder’s owning a substantial amount of securities.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is EQ, formerly known as American Stock Transfer & Trust Company, LLC.

Listing. Our common stock is traded on the Nasdaq Stock Market under the symbol “PTVE.”

Certain Anti-Takeover Provisions

Certain provisions of our Charter and Bylaws that could have the effect of delaying, deferring or preventing a change in control of us are described in this section.

Many of these provisions take effect at a time that we refer to as the Effective Date, which is the first date on which Mr. Graeme Richard Hart or his estate, heirs, executor, administrator or other personal representative, or any of his immediate family members or any trust, fund or other entity which is controlled by his estate, heirs, any of his immediate family members or any of their respective affiliates (Packaging Finance Limited and all of the foregoing are referred to collectively as the Hart Entities) and any other transferee of all of the outstanding shares of our common stock held at any time by the Hart Entities which are transferred other than pursuant to a widely distributed public sale no longer beneficially own more than 50% of the outstanding shares of our common stock.

Staggered Board. Our Charter and Bylaws provide that, before the Effective Date, all directors will stand for election each year at our annual meeting of stockholders. From and after the Effective Date, our Board will be divided into three classes serving staggered three-year terms, with one class standing for election each year. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board, which could make it more difficult for stockholders to cause a change of control to occur if the incumbent members of the Board are opposed to doing so.

Action by Written Consent. Our Charter and Bylaws provide that, from and after the Effective Date, holders of our common stock will not be able to act by written consent without a meeting. This provision may make it more difficult for stockholders to take action opposed by the Board.

Special Meetings. Our Charter and Bylaws provide that special meetings of our stockholders may be called only by our Chief Executive Officer, the Chair of our Board, a majority of the directors or stockholders holding more than 50% of the voting power of our outstanding common stock (which ability of stockholders to call special meetings will terminate on the Effective Date). Our Charter and Bylaws specifically deny any power of any other person to call a special meeting. This provision may make it more difficult for stockholders to take action opposed by the Board.

Limits on Charter Amendments. Until the Effective Date, the provisions of our Charter may be amended by the affirmative vote of holders of at least a majority of the voting power of our outstanding shares of voting stock. From and after the Effective Date, the affirmative vote of holders of at least 66 2/3% of the voting power of our outstanding shares of common stock will be required to amend provisions of our Charter.

Limits on Bylaws Amendments. Our Bylaws may generally be altered, amended or repealed, and new bylaws may be adopted, (i) by the affirmative vote of a majority of directors present at any regular or special meeting of the Board called for that purpose or (ii) until the Effective Date, by the affirmative vote of holders of at least a majority of the voting power of our outstanding shares of voting stock, and from and after the Effective Date, by the affirmative vote of holders of at least 66 2/3% of the voting power of our outstanding shares of common stock.

Advance Notice Provisions. Our Bylaws establish advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of the Board or one of its committees. Any stockholder wishing to nominate persons to stand for election as a director or to bring other business before stockholder meetings must deliver advance written notice and certain other information to our secretary in accordance with the Bylaws. These provisions may preclude or deter some stockholders from bringing matters before, or making nominations for directors at, an annual meeting of stockholders.

Undesignated Preferred Stock. Our Board has the authority, without further vote or action by the stockholders, to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights or preferences that could reduce, minimize or otherwise adversely affect the voting power and other rights of holders of common stock or other series of preferred stock impede the success of any attempt to change control of us.

Business Combination Statute. Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, restricts a wide range of transactions between a corporation and certain of its stockholders and applies to Delaware corporations unless they have expressly elected to opt out of its provisions in their certificate of incorporation or bylaws. Neither our Charter nor our Bylaws contains a provision electing to opt out of the application of Section 203 of the DGCL.

Under Section 203 of the DGCL, an “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include mergers or consolidations with, sales or other dispositions of more than 10% of the corporation’s assets to, certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by or receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder.

Section 203 prevents an interested stockholder from engaging in a business combination with the corporation for three years from becoming an interested stockholder unless (a) the Board approved either the business combination or the transaction resulting in the person becoming an interested stockholder before the person became an interested stockholder; (b) on consummation of the transaction resulting in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board and authorized by the affirmative vote of at least 66⅔% of the outstanding voting stock not owned by the interested stockholder.

Description of Depositary Shares

The following description of shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the relevant form of deposit agreement and relevant form of depositary receipts, which are or will be filed with the SEC.

General

We may elect to have shares represented by depositary shares. The shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares, or fraction thereof, as described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares (but only in whole shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

The share depositary will distribute all cash dividends or other cash distributions in respect of the shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the shares, the share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the share depositary determines that it is not feasible to make such a distribution. In that case, the share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a share held by the share depositary, the share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any shares underlying the depositary shares are entitled to vote, the share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the shares) may then instruct the share depositary as to the exercise of the voting rights pertaining to the number of shares underlying that holder’s depositary shares. The share depositary will try to vote the number of shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action that the share depositary deems necessary to enable the share depositary to do so. The share depositary will abstain from voting the shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the share.

Record Date

Whenever:

•
any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the shares underlying the depositary shares; or
•
the share depositary receives notice of any meeting at which holders of such shares are entitled to vote or of which holders of such shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any such share, the share depositary will in each instance fix a record date (which will be the same as the record date for such shares) for the determination of the holders of depositary receipts:

•
who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or
•
who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the share depositary only if all outstanding depositary shares have been redeemed or if a final distribution in respect of the underlying shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Share Depositary

We will pay all charges of the share depositary including charges in connection with the initial deposit of the shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the underlying share is entitled to vote, withdrawals of the share by the holders of depositary receipts or redemption or conversion of the share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing shares.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the shares underlying the depositary shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of the shares underlying the depositary shares.

Miscellaneous

Neither we nor the share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares unless satisfactory indemnity is furnished. We and the share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine. The share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor share depositary and the successor depositary has not accepted its appointment within 60 days after the share depositary delivered a resignation notice to us, the share depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

Description of Purchase Contracts

The following description sets forth certain general terms and provisions of the purchase contracts that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any purchase contract that we may offer and the related agreements will be described in the prospectus supplement relating to those purchase contracts. For more information, you should review the relevant form of purchase contract and the relevant form of pledge agreement for purchase contracts, if any, which are or will be filed with the SEC.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•
the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•
whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
•
any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•
any provisions relating to any security provided for the purchase contracts;
•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•
whether the purchase contracts are to be prepaid or not;
•
whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•
any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•
a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;
•
whether the purchase contracts will be issued in fully registered or global form; and
•
any other terms of the purchase contracts and any securities subject to such purchase contracts.

Description of Units

The following description sets forth certain general terms and provisions of the units that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the units that we may offer and the related agreements will be described in the prospectus supplement relating to those units. For more information, you should review the relevant form of unit agreement and the relevant form of unit certificate, if any, which are or will be filed with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•
the title of the series of units;
•
identification and description of the separate constituent securities comprising the units;
•
the price or prices at which the units will be issued;
•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•
a discussion of certain U.S. federal income tax considerations applicable to the units; and
•
any other terms of the units and their constituent securities.

Description of Warrants

The following description sets forth certain general terms and provisions of the warrants that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the warrants that we may offer and the related agreements will be described in the prospectus supplement relating to those warrants. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which are or will be filed with the SEC.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•
the title of the warrants;
•
the aggregate number of the warrants;
•
the price or prices at which the warrants will be issued;
•
the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
•
our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;
•
the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•
the date on which the right to exercise the warrants will commence and the date on which that right will expire;
•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•
if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
information with respect to book-entry procedures, if any;
•
if applicable, a discussion of certain U.S. federal income tax considerations; and
•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Plan of Distribution

We and the selling stockholder may sell the securities described in this prospectus from time to time in one or more transactions:

•
on the Nasdaq Stock Market LLC (including through at-the-market offerings);
•
in the over-the-counter market;
•
in privately negotiated transactions;
•
to purchasers directly;
•
to underwriters for public offering and sale by them;
•
in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
through agents;
•
through dealers; or
•
through a combination of any of the foregoing methods of sale.

We and the selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. To the extent required, a prospectus supplement will describe the terms of any sale of securities we or the selling stockholder are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

To the extent required, the applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated prices. Underwriters may be deemed to have received compensation from us or the selling stockholder from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at-the-market offering of securities by or on our behalf or on behalf of the selling stockholder. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We and the selling stockholder may sell the securities through agents from time to time. To the extent required, we will name any agent involved in a sale of securities, as well as any commissions payable by us and the selling stockholder to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we or the selling stockholder use a dealer in the sale of the securities being offered pursuant to this prospectus, we or the selling stockholder will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We or the selling stockholder may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

Validity of the Securities

The validity of the securities will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of securities being registered hereby.

Amount to be paid
SEC registration fee	$455,530
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees	*
Rating agency fees	*
Trustee’s fees and expenses	*
Miscellaneous	*
Total	$455,530

* These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe the conduct was unlawful, except that with respect to an action brought by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees). Our Amended and Restated Certificate of Incorporation (our “Charter”) provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with each of our directors that provide for us to indemnify them to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director or officer of the corporation to the corporation or its stockholders for monetary damages for violations of the director’s or officer’s fiduciary duty, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases, redemptions or other distributions) or (iv) for any transaction from which a director or officer derived an improper personal benefit. Our Charter provides for these limitations of liability with respect to our directors, and our Board has approved, and submitted for approval by our stockholders at our Annual Meeting of Stockholders scheduled for June 5, 2024, an amendment to our Charter that would extend these limitations of liability to our officers.

We currently maintain liability insurance for our directors and officers.

Reference is made to the forms of underwriting agreement to be filed as Exhibits 1.1, 1.2, 1.3, 1.4, 1.5, 1.6 and 1.7 hereto for provisions providing that the underwriters are obligated under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

See the attached Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement for debt securities (including, if applicable, related guarantees).
1.2**	Form of Underwriting Agreement for preferred stock.
1.3**	Form of Underwriting Agreement for common stock.
1.4**	Form of Underwriting Agreement for depositary shares.
1.5**	Form of Underwriting Agreement for purchase contracts.
1.6**	Form of Underwriting Agreement for units.
1.7**	Form of Underwriting Agreement for warrants.
3.1

Amended and Restated Certificate of Incorporation of Pactiv Evergreen Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 21, 2020 (File No. 001-39528)).

3.2	Amended and Restated Bylaws of Pactiv Evergreen Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed September 21, 2020 (File No. 001-39528)).
4.1	Form of Indenture.
4.2	Form of Debt Security (included in Exhibit 4.1).
4.3**	Form of Specimen Certificate of Preferred Stock and Form of Certificate of Designations for Preferred Stock.
4.4**	Form of Deposit Agreement for Depositary Shares.
4.5**	Form of Purchase Contract Agreement.
4.6**	Form of Pledge Agreement for Purchase Contracts.
4.7**	Form of Unit Agreement.
4.8**	Form of Unit Certificate.
4.9**	Form of Warrant Agreement.
4.10**	Form of Warrant Certificate.
5.1	Opinion of Davis Polk & Wardwell LLP, as to the legality of the securities being registered and the guarantees.
22.1	List of Guarantors.
23.1	Consent of Davis Polk & Wardwell LLP (included in the opinion filed as Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Powers of Attorney (included on signature page).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Trustee under the Indenture.
107	Filing fee table.

** To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

SIGNATURES FOR PACTIV EVERGREEN INC.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

PACTIV EVERGREEN Inc.
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer; Director (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

/s/ LeighAnne G. Baker	Chair of the Board of Directors
LeighAnne G. Baker

/s/ Duncan J. Hawkesby	Director
Duncan J. Hawkesby

/s/ Linda K. Massman	Director
Linda K. Massman

/s/ Allen P. Hugli	Director
Allen P. Hugli

/s/ Rolf Stangl	Director
Rolf Stangl

/s/ Felicia D. Thornton	Director
Felicia D. Thornton

SIGNATURES FOR BLUE RIDGE PAPER PRODUCTS LLC

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Blue Ridge Paper Products LLC
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer (Principal Executive Officer)
Michael J. King

/s/ Kenneth B. Baymiller	VP and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Kenneth B. Baymiller

SIGNATURES FOR EVERGREEN PACKAGING INTERNATIONAL LLC

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Evergreen Packaging International LLC
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer; Director (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer; Director (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

/s/ Chandra J. Mitchell	Vice President, General Counsel and Secretary; Director
Chandra J. Mitchell

SIGNATURES FOR EVERGREEN PACKAGING LLC

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Evergreen Packaging LLC
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer (Principal Executive Officer)
Michael J. King

/s/ Kenneth B. Baymiller	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Kenneth B. Baymiller

SIGNATURES FOR FABRI-KAL LLC

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Fabri-Kal LLC
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

SIGNATURES FOR PACTIV EUROPE SERVICES LLC

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Pactiv Europe Services LLC
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

SIGNATURES FOR PACTIV EVERGREEN GROUP HOLDINGS INC.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Pactiv Evergreen Group Holdings Inc.
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer; Director (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer; Director (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

/s/ Chandra J. Mitchell	Vice President, General Counsel and Secretary; Director
Chandra J. Mitchell

SIGNATURES FOR PACTIV EVERGREEN GROUP ISSUER INC.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Pactiv Evergreen Group Issuer Inc.
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer; Director (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer; Director (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

/s/ Chandra J. Mitchell	Vice President, General Counsel and Secretary; Director
Chandra J. Mitchell

SIGNATURES FOR PACTIV EVERGREEN GROUP ISSUER LLC

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Pactiv Evergreen Group Issuer LLC
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

SIGNATURES FOR PACTIV EVERGREEN SERVICES INC.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Pactiv Evergreen Services Inc.
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer; Director (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer; Director (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

/s/ Chandra J. Mitchell	Vice President, General Counsel and Secretary; Director
Chandra J. Mitchell

SIGNATURES FOR PACTIV LLC

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Pactiv LLC
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

SIGNATURES FOR PACTIV PACKAGING INC.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Pactiv Packaging Inc.
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer; Director (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer; Director (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

/s/ Chandra J. Mitchell	Vice President, General Counsel and Secretary; Director
Chandra J. Mitchell

SIGNATURES FOR PCA WEST INC.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

PCA West Inc.
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer; Director (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer; Director (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

/s/ Chandra J. Mitchell	Vice President, General Counsel and Secretary; Director
Chandra J. Mitchell

SIGNATURES FOR PEI HOLDINGS COMPANY LLC

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

PEI Holdings Company LLC
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer; Director (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer; Director (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

/s/ Chandra J. Mitchell	Vice President, General Counsel and Secretary; Director
Chandra J. Mitchell

SIGNATURES FOR PURE PULP PRODUCTS LLC

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Pure Pulp Products LLC
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

SIGNATURES FOR REYNOLDS PACKAGING INTERNATIONAL LLC

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 2, 2024.

Reynolds Packaging International LLC
By:	/s/ Michael J. King
	Name:	Michael J. King
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. King, Jonathan H. Baksht and Chandra J. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 2, 2024.

Signature	Title
/s/ Michael J. King	President and Chief Executive Officer; Director (Principal Executive Officer)
Michael J. King

/s/ Jonathan H. Baksht	Vice President and Chief Financial Officer; Director (Principal Financial Officer and Principal Accounting Officer)
Jonathan H. Baksht

/s/ Chandra J. Mitchell	Vice President, General Counsel and Secretary; Director
Chandra J. Mitchell